UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2010

Cynosure, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51623	04-3125110
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5 Carlisle Road, Westford, MA	01886
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 256-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 20, 2010, Cynosure, Inc. (the “Company”) entered into a First Amendment to Employment Agreement (the “Amendment”), amending the Employment Agreement dated as of December 1, 2008 (the “Employment Agreement”) between the Company and Michael R. Davin, the Company’s President, Chief Executive Officer and Chairman (the “Executive”). The Amendment modifies Section 4.2 of the Employment Agreement to provide that the Executive is entitled to an annual performance bonus of either 5% of the Company’s adjusted net profit each year or an amount as determined in the discretion of the Compensation Committee of the Company’s Board of Directors with the consent of the Executive.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which are attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	First Amendment to Employment Agreement, entered into as of December 20, 2010, by and between the Company and Michael R. Davin

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNOSURE, INC.

Date: December 20, 2010	By:	/s/ Timothy W. Baker
Timothy W. Baker Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Employment Agreement, entered into as of December 20, 2010, by and between the Company and Michael R. Davin